EXHIBIT 24

POWER OF ATTORNEY

KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Mark E. Reese and Bruce G. Kelley, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities related to signing and filing the Form 10-K (annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934) for the year ending December 31, 2007, and all other related filings with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

SIGNATURE	TITLE

/s/ Margaret A. Ball
Margaret A. Ball	Director

/s/ George C. Carpenter III
George C. Carpenter III	Chairman of the Board of Directors

/s/ David J. Fisher
David J. Fisher	Director

/s/Robert L. Howe
Robert L. Howe	Director

/s/ Bruce G. Kelley
Bruce G. Kelley	Director

/s/ Raymond A. Michel
Raymond A. Michel	Director

/s/ Gretchen H. Tegeler
Gretchen H. Tegeler	Director

March 10, 2008

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